Exhibit 10.27

                      SHENANDOAH TELECOMMUNICATIONS COMPANY

                        Incentive Stock Option Agreement

No. of shares subject to option: ____

      THIS AGREEMENT dated as of the __ day of _____, 200X, between Shenandoah Telecommunications Company, a Virginia corporation (the "Company"), and ________________ ("Participant"), is made pursuant and subject to the provisions of the Company's Stock Incentive Plan (the "Plan"), a copy of which is attached. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

      1. Grant of Option. Pursuant to the Plan, the Company, on ______, 200X (the "Date of Grant"), granted to Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and Option to purchase from the Company all or any part of an aggregate of ____ shares of Common Stock at the option price of $__.__ per share (the "Option Exercise Price"), being not less than the Fair Market Value per share of the Common Stock on the Date of Grant. This Option is intended to be an "incentive stock option" under Section 422 of the Code. This Option will be exercisable as hereinafter provided.

      2. TERMS and CONDITIONS. This Option is subject to the following terms and conditions:

            (a) Expiration Date. This Option shall expire at ___. on ______ the seventh anniversary of the Date of Grant, (the "Expiration Date").

            (b) Exercise of Option. Except as provided in paragraphs 3, 4, 5 or 6, this Option shall be exercisable with respect to one-fourth of the shares of Common Stock subject to this Option on each of the third, fourth, fifth and sixth anniversaries of the Date of Grant. Once this Option has become exercisable in accordance with the preceding sentence it shall continue to be exercisable until the earlier of the termination of the Participant's rights hereunder pursuant to paragraph 3, 4, 5 or 6, or until the Expiration Date. A partial exercise of this Option shall not affect the Participant's right to exercise this Option with respect to the remaining shares, subject to the conditions of the plan and this Agreement.

            (c) Method of Exercise and Payment for Shares. This Option shall be exercised by written notice delivered to the attention of the Company's Secretary at the Company's principal office in Edinburg, Virginia. The exercise date shall be (i) in the case of notice by mail, the date of postmark, or (ii) if delivered in person, the date of delivery. Such notice shall be accompanied by payment of the option price in full, in cash or cash equivalent acceptable to the Administrator, by the surrender of shares of Common Stock with an aggregate Fair Market Value (determined as of the day preceding the exercise date) which, together with any cash or cash equivalent paid by Participant, is not less than the option price of the number of shares of Common Stock for which the Option is being exercised or by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of the Option with an aggregate Fair Market Value

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            (determined as of the day preceding the exercise date) equal to the option price or portion thereof to be satisfied pursuant to this clause.

            (d) Nontransferability. This Option is nontransferable except by will or by the laws of descent and distribution. During Participant's lifetime, this Option may be exercised only by Participant.



      3. Exercise in the Event of Death. This Option shall be exercisable for all or part of the number of shares of Common Stock that the Participant was entitled to purchase pursuant to paragraph 2, reduced by the number of shares for which the Option was previously exercised, in the event the Participant dies while employed by the Company or an Affiliate or following Retirement or becoming Permanently and Totally Disabled (as hereinafter defined) and prior to the Expiration Date. In that event this Option may be exercised by Participant's estate, or the person or persons to whom his rights under this Option shall pass by will or the laws of descent and distribution. Participant's estate or such persons may exercise this Option during the remainder of the period preceding the Expiration Date.

      4. Exercise in the Event of Disability. This Option shall be exercisable for all or part of the number of shares of Common Stock that the Participant was entitled to purchase pursuant to paragraph 2, reduced by the number of shares for which the Option was previously exercised, if the Participant becomes permanently and totally disabled within the meaning of section 22(e)(3) of the Code ("Permanently and Totally Disabled") while employed by the Company or an Affiliate and prior to the Expiration Date. In that event, the Participant may exercise this Option during the remainder of the period preceding the Expiration Date.

      5. Exercise After Retirement. This Option shall be exercisable for all or part of the number of shares that the Participant was entitled to purchase pursuant to paragraph 2, reduced by the number of shares for which the Option was exercised, in the event of the Participant's Retirement prior to the Expiration Date. In that event the Participant may exercise this Option during the remainder of the period preceding the Expiration Date.

      6. Exercise After Termination of Employment. This Option may not be exercised after the Participant ceases to be employed by the Company and its Affiliates, except if such termination of employment is a result of death, disability or Retirement, in which case the Option may be exercised as provided in paragraphs 3, 4 or 5, respectively.

      7. Retirement. For purposes of this Agreement, the term "Retirement" means the voluntary termination of employment on or after the Participant's earliest Retirement date under a tax-qualified retirement plan maintained by the Company or an Affiliate in which the Participant participates.

      8. Minimum Exercise. This Option may not be exercised for less than five shares of Common Stock unless it is exercised for the full number of shares for which the Option may be exercised.
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      9. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Participant to a fractional share such fraction shall be disregarded.

      10. No Right to Continued Employment. This Option does not confer upon Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate his employment at any time.

      11. Change in Capital Structure. The terms of this Option shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

      12. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

      13. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

      14. Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

      15. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.

      16. Notification Upon Sale. Participant shall give written notice to the company's Secretary at the Company's principal office in Edinburg, Virginia if the Participant sells or otherwise disposes of any shares acquired under this Option before the expiration of the two-year period beginning on the Date of Grant or the one-year period beginning on the date that the Participant exercised this Option with respect to such shares.

      IN WITNESS WHEREOF, the company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his signature hereto.



SHENANDOAH TELECOMMUNICATIONS
COMPANY


By
   ---------------------------       -----------------------------------
   Christopher E. French                        Participant
   President